EXHIBIT 99.1


             MCI                                               TELMEX


                              FOR IMMEDIATE RELEASE

Contact:           Media                               Media
                   Peter Lucht                         Arturo Elias
                   MCI                                 TELMEX
                   800-644-NEWS                        011 52 55 5222 5642
                   +1-703-886-9310

                   Investors                           Investors
                   Susan Watson                        Alejandro Martinez
                   MCI                                 TELMEX
                   (703) 886-5282                      011 52 55 5222 5462


MCI, TELMEX CLOSE EMBRATEL TRANSACTION

ASHBURN, VA., AND MEXICO CITY, JULY 23, 2004 - MCI, Inc. (NASDAQ: MCIP) and Telefonos de Mexico, S.A. de C.V. (NYSE: TMX; NASDAQ: TFONY) today announced that TELMEX has completed its acquisition of MCI's equity stake in Brazilian telecommunications provider Embratel Participacoes (NYSE: EMT).

Under the sale agreement announced on March 15, 2004 and subsequently amended, TELMEX paid an aggregate of U.S. $400 million cash for MCI's 19.26 percent economic interest and 51.79 percent voting interest in Embratel.

"This sale brings MCI the best of both worlds, helping us maximize our focus on core operations while enabling us to continue to serve our customers," said Jonathan Crane, MCI president of international and chief strategy officer. "As an integral part of our global strategy, MCI continues to deploy new technologies and services to our business customers in South America."

Jaime Chico Pardo, CEO of TELMEX, said, "the acquisition of Embratel not only reinforces our international strategy but also enables us to expand our synergies in the region and our offering of state-of-the-art telecommunications products and services on the continent. We have made a long-term commitment to

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the region and our investments there, and we are confident that TELMEX will play an important part in its telecommunications growth."

ABOUT MCI

MCI, Inc. (NASDAQ: MCIP) is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry's most expansive global IP backbone, based on the number of company-owned points of presence, and wholly-owned data networks, MCI develops the converged communications products and services that are the foundation for commerce and communications in today's market. For more information, go to www.mci.com.

ABOUT TELMEX

TELMEX is Mexico's leading telecommunication company, with 16.5 million lines in service, 2.8 million lines for data transmission and 1.6 million Internet access accounts. TELMEX offers telecommunication services through a digital fiber optic network with an extension of over 75 thousand kilometers. TELMEX and its subsidiaries are offering a wide range of communication, data and video transmission and Internet access services, as well as integral telecommunication services for its corporate clients. You can find more information on TELMEX at www.telmex.com.

FORWARD-LOOKING STATEMENTS

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. Factors that may cause actual results to differ materially from management's expectations include economic uncertainty; the effects of vigorous competition, including price compression; the impact of technological change on our business, alternative technologies, and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the companies' filings with the Securities and Exchange Commission.

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